Electronic Articles of Incorporation
For

P11000019483
FILED
February 24, 2011
Sec. Of State
jahickman

CRAWFORD MOBILE INSTALLATION CORP.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

CRAWFORD MOBILE INSTALLATION CORP.

Article II

The principal place of business address:

1900 WEST LOOP SOUTH,
SUITE 110
HOUSTON, TX. 77027

The mailing address of the corporation is:

1900 WEST LOOP SOUTH,
SUITE 110
HOUSTON, TX. 77027

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

200

Article V

The name and Florida street address of the registered agent is:

VCORP SERVICES, LLC
7200 W CAMINO REAL, SUITE 102
BOCA RATON, FL. 33433

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ISAAC MULLER

P11000019483
FILED
February 24, 2011
Sec. Of State
jahickman

Article VI

The name and address of the incorporator is:

MIMI SANIK
25 ROBERT PITT DRIVE
SUITE 204
MONSEY, NY 10952

Electronic Signature of Incorporator: MIMI SANIK

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: D
JOHN B CRAWFORD
7674 37TH STREET CIRCLE EAST
SARASOTA, FL. 34243